Exhibit 99.1

CARMAX DISCUSSES STRATEGY TO DRIVE REVENUE GROWTH AND ACCELERATE MARKET SHARE GAINS AT ITS 2021 ANALYST DAY EVENT
•Showcases digital transformation that supports the most customer-centric omni-channel experience in the used auto market
•Highlights opportunities to leverage leadership position as CarMax expands its role and reach within the used auto ecosystem
•Introduces new long-term targets including a roughly 75% increase in revenues over the next 5 years
•Expects to sell 2 million cars per year, including retail and wholesale combined, by fiscal 2026

RICHMOND, Va. – May 6, 2021 – CarMax, Inc. (NYSE: KMX), the nation’s largest and most profitable retailer of used autos, is hosting a virtual Analyst Day today. This event focuses on CarMax’s digital transformation, advancement of its omni-channel strategy and the growth trajectory ahead.

“We are excited about our long-term growth opportunities and the excellent position we are in today,” said Bill Nash, CarMax’s president and chief executive officer. “Over the past several years, we have completely transformed our company into a digitally enabled, omni-channel retailer while maintaining our leadership as the top seller and buyer of used autos to and from consumers. We are leveraging our proprietary tech stack, data advantage, nationwide footprint, and culture of operational excellence to deliver a best-in-class experience regardless of how customers want to transact. With our core strengths across used auto retail, wholesale and finance as a foundation, we are also expanding our reach into the broader used auto ecosystem. We have set ambitious long-term growth targets and are confident in our ability to accelerate market share gains. We are excited about the opportunities ahead of us as we continue to create sustainable value for all of our stakeholders.”

Event Overview

During today’s event, we will focus on why CarMax is positioned to win now and in the future, including:
•Our leadership position in a massive and highly fragmented market with ongoing opportunities to gain share;
•Our distinct competitive advantages including our differentiated scale, robust technology and extensive data;
•Our omni-channel experience with a digital first approach that delivers the most customer centric offering in the market;
•Our ability to leverage competitive advantages and talent to expand our reach within the used auto ecosystem through investments, partnerships and acquisitions; and
•Our diversified operating and financial model that enables highly profitable growth and sustainable shareholder value creation.

In addition, presenters will provide insights into:

•Our award-winning culture as a key enabler of success and our approach to talent management to support our transformation and ongoing growth;
•Our product organization and its focus on innovation and enhanced online capabilities, including self-service transactions and the new Online Instant Appraisal Offer;
•How we accomplished our digital transformation and are using technology, data science and machine learning to enable and accelerate growth; and
•Ways we are amplifying the CarMax brand to drive awareness of our omni-channel offerings.

Long-Term Targets

Over the next five years, we expect our diversified model, the scale of our operations, our investments and omni-channel strategy to provide a rock-solid foundation for further growth. As such, we are introducing the following long-term targets:

•Grow national market share of 0- to 10-year-old vehicles to more than 5% by the end of CY 2025, a roughly 50% increase from CY 2020
•Sell 2 million used autos per year by FY2026 through our retail and wholesale channels combined, representing a CAGR of more than 10% from FY 2021
•Generate revenue of approximately $33 billion in FY 2026, representing a 12% CAGR from FY 2021

Webcast Information

CarMax’s Analyst Day presentation will be webcast with accompanying presentations starting at 9:00 a.m. Eastern Time (ET) and is expected to conclude at 11:30 a.m. ET. The webcast and presentation materials can be accessed through CarMax’s investor relations website at investors.carmax.com. A replay of the webcast will be available following the event.

About CarMax

CarMax, the nation’s largest retailer of used autos, revolutionized the automotive retail industry by driving integrity, honesty and transparency in every interaction. The company offers a truly personalized experience with the option for customers to do as much, or as little, online and in-store as they want. CarMax also provides a variety of vehicle delivery methods, including home delivery, contactless curbside pickup and appointments in its stores. During the fiscal year ending February 28, 2021, CarMax sold more than 750,000 used vehicles and more than 425,000 wholesale vehicles at its in-store and virtual auctions. In addition, CarMax Auto Finance originated more than $6 billion in receivables during fiscal year 2021, adding to its near $14 billion portfolio. CarMax has more than 220 stores, approximately 27,000 Associates, and is proud to have been recognized for 17 consecutive years as one of the Fortune 100 Best Companies to Work For®. For more information, visit www.carmax.com.

Forward-Looking Statements
We caution readers that the statements contained in this release about our future business plans, operations, challenges, strategies, long-term targets, opportunities or prospects, including without limitation any statements or factors regarding strategic transactions, sales, market share, margins, expenses, liquidity, capital expenditures, revenue or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “positioned,” “predict,” “should,” “will” and other similar expressions, whether in the negative or affirmative. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:
•The effect and consequences of the Coronavirus public health crisis on matters including U.S. and local economies; our business operations and continuity; the availability of corporate and consumer financing; the health and productivity of our associates and their access to effective vaccines; the ability of third-party providers to continue uninterrupted service; and the regulatory environment in which we operate.
•Changes in general or regional U.S. economic conditions.
•Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•Changes in the competitive landscape and/or our failure to successfully adjust to such changes.
•Events that damage our reputation or harm the perception of the quality of our brand.
•Our inability to realize the benefits associated with our omni-channel initiatives.
•Our inability to realize the expected benefits of strategic transactions, including our proposed acquisition of Edmunds.
•Our inability to recruit, develop and retain associates and maintain positive associate relations.
•The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.
•Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer, associate or corporate information.
•Significant changes in prices of new and used vehicles.
•Changes in economic conditions or other factors that result in greater credit losses for CAF’s portfolio of auto loans receivable than anticipated.
•A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.
•Changes in consumer credit availability provided by our third-party finance providers.
•Changes in the availability of extended protection plan products from third-party providers.
•Factors related to the regulatory and legislative environment in which we operate.
•Factors related to geographic and sales growth, including the inability to effectively manage our growth.
•The failure of or inability to sufficiently enhance key information systems.

•The performance of the third-party vendors we rely on for key components of our business.
•The effect of various litigation matters.
•Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.
•The failure or inability to realize the benefits associated with our strategic investments.
•The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•The volatility in the market price for our common stock.
•The failure or inability to adequately protect our intellectual property.
•The occurrence of severe weather events.
•Factors related to the geographic concentration of our stores.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2021, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission. Our filings are publicly available on our investor information home page at investors.carmax.com. Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling (804) 747-0422 x7865. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts

Stacy Frole, Vice President, Investor Relations
investor_relations@carmax.com
(804) 747-0422 ext. 7865

Media:
pr@carmax.com, (855) 887-2915